EXHIBIT 99.1

                    United Bankshares, Inc.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Electronic Voting Instructions

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Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 6, 2017.

Vote by Internet
• Go to www.investorvote.com/UBSI
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR the following:

	For	Against	Abstain

1.   to approve the Agreement and Plan of Reorganization, dated as of August 17, 2016, by and among United Bankshares, its subsidiary UBV Holding Company, LLC and Cardinal Financial Corporation, or Cardinal, and related plan of merger, as each may be amended from time to time, or the merger agreement;

	☐	☐	☐

3. to approve the issuance of the shares of United Bankshares common stock to Cardinal shareholders pursuant to the merger agreement; and	☐	☐	☐

For	Against	Abstain	+

2.   to approve an amendment to the Articles of Incorporation, as amended, of United Bankshares, or the United Bankshares articles of incorporation, to increase the number of authorized shares of United Bankshares common stock from 100,000,000 to 200,000,000 shares of common stock with the par value of two dollars and fifty cents ($2.50) per share;

☐	☐	☐

4.   to approve the adjournment, postponement or continuance of the special meeting on one or more occasions, if necessary or appropriate, in order to further solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the merger agreement, the amendment to the articles of incorporation of United Bankshares and the issuance of shares of United Bankshares common stock.

☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. All joint owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

Special Meeting of

United Bankshares, Inc.

Friday, April 7, 2017 at 11:00 a.m.

United Bankshares, Inc.

United Square

5th and Avery Streets

Parkersburg, WV

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 7, 2017.

This proxy statement is available free of charge on the following website: www.ubsi-inc.com.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — UNITED BANKSHARES, INC.	+

PROXY FOR 2017 SPECIAL SHAREHOLDERS’ MEETING

Know all men by these presents that the undersigned shareholder(s) of United Bankshares, Inc., Charleston, West Virginia does hereby nominate, constitute and appoint James J. Consagra, Jr. and W. Mark Tatterson or either one of them, with full power to act alone as the true and lawful attorneys for the undersigned with full power of substitution for and in the name, place and stead of the undersigned to vote all the common stock of United Bankshares, Inc., standing in the undersigned’s name on its books on February 1, 2017, at the Special Meeting of Shareholders to be held at United Square, 5th and Avery Streets, Parkersburg, WV on April 7, 2017 at 11:00 a.m., local time or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

The undersigned acknowledges receipt of the Notice and Proxy Statement dated February     , 2017, and hereby revokes all proxies previously given by the undersigned for said meeting.

This proxy confers authority to vote “FOR” proposals 1, 2, 3 and 4 unless otherwise indicated. The Board of Directors recommends a vote “FOR” proposals 1, 2, 3 and 4.

This proxy is solicited on behalf of the Board of Directors of United Bankshares, Inc. and may be revoked prior to its exercise.

(Continued and to be marked, dated and signed, on the other side)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+